UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Westwood Holdings Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED APRIL 15, 2015

TO PROXY STATEMENT DATED MARCH 20, 2015

On March 20, 2015, Westwood Holdings Group, Inc. (the “Company,” “we,” “us” or “our”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the 2015 Annual Meeting of Stockholders of the Company. Subsequent to the filing of the Proxy Statement, we decided to clarify disclosures in the Proxy Statement relating to the payment of fees to Grant Thornton LLP.

The first three sentences of the disclosure on page 50 of the Proxy Statement under the subheading “All Other Fees” are revised to read as follows:

All Other Fees. The aggregate fees billed for services provided by Grant Thornton LLP and not otherwise included in Audit Fees, Audit-Related Fees or Tax Fees were $382,024 and $449,320 for the years ended December 31, 2014 and December 31, 2013, respectively. These amounts include fees of $382,024 and $401,470 for the years ended December 31, 2014 and December 31, 2013, respectively, paid by common trust funds sponsored by Westwood Trust for financial audits and tax services provided to the common trust funds by Grant Thornton LLP. Westwood engaged Grant Thornton LLP to provide these services to the common trust funds.

Stockholders who would like additional copies, without charge, of the Proxy Statement or who have questions about the Proxy Statement or this supplement should contact Tiffany B. Kice, the Company’s Chief Financial Officer & Treasurer, at 200 Crescent Court, Suite 1200, Dallas, Texas 75201 or by telephoning (214) 756-6900.